Banc of America Commercial Mortgage Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2004-1
$1.32BB NEW ISSUE CMBS

Lead-Mgr/Bks:	Banc of America Securities LLC
Co-Managers:	Bear Stearns/Deutsche Bank/Goldman Sachs
($25MM retention 10yr AAA’s each)
Rating Agencies:	S&P and Fitch

Collateral:	113 Loans / 120 Properties
-Loan Sellers:	Bank of America, N.A.
-Property Types:	Off 32.3%, Ret 29.1%, Multi 21.7%, MH 8.8%,Indus 3.7%, SS 2.6%, Other 1.2%, Hotel 0.5%
-Geographic:	CA: 21.9% (No CA: 8.3, So CA: 13.6), IL: 9.7%, NY:7.1%, FL:6.5%, GA: 6.2%, WA: 5.0%, No Others >5%
-DSCR/LTV	1.59x / 66.5%
-Investment Grade Loans:	Two loans for 16.9% of UPB
-Top 10 Loans:	41.6% of the pool, DSCR: 1.89x, LTV: 58.4%

Shadow
-Top 3 Trust Assets	DSCR	LTV	Ratings	%UPB

Leo Burnett Building Hines-Sumitomo Life Office Portfolio Birkdale Village	2.61x 2.66x 1.66x	40.0% 45.3% 58.6%	AAA/AAA AAA/AAA —	9.0% 7.9% 4.1%

Expected Timing
Termsheets	- Friday, 2/20
Reds	- Monday, 2/23
Launch / Price	- TBA

Roadshow
Monday, 2/23 New York
Tuesday, 2/24 New York
Wednesday, 2/25 Hartford/Boston
Thursday, 2/26 Chicago

This message is for information purposes only and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from David Gertner / Manish Parwani at Banc of America Securities LLC, 214 North Tryon Street, Charlotte NC 28255. Such securities many not be suitable for all investors.